Exhibit 99.1

Paylocity Announces Third Quarter Fiscal Year 2018 Financial Results

•                  Q3 2018 Total Revenue of $113.4 million, up 26% year-over-year

•                  Q3 2018 Recurring Revenue of $108.6 million, up 26% year-over-year

Arlington Heights, IL. — May 3, 2018 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the third quarter of fiscal year 2018, which ended March 31, 2018.

“We had a strong third quarter with total revenue growth of 26% while also driving improved leverage across all of our key financial metrics,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “The third quarter is traditionally the busiest time of the year for our Operations teams and I was pleased with our ability to work proactively with our clients to ensure year-end tasks were completed timely and accurately. We also completed the acquisition of third-party benefits administrator BeneFLEX in the quarter, which will allow us to expand our product portfolio and provide additional solutions to our clients, prospects and the insurance broker community.”

Third Quarter Fiscal 2018 Financial Highlights

Revenue:

•                  Total revenue was $113.4 million, an increase of 26% from the third quarter of fiscal year 2017.

•                  Total recurring revenue was $108.6 million, representing 96% of total revenue and an increase of 26% from the third quarter of fiscal year 2017.

Operating Income:

•                  GAAP operating income was $20.5 million, compared to an operating income of $14.9 million in the third quarter of fiscal year 2017.

•                  Non-GAAP operating income was $28.7 million, compared to non-GAAP operating income of $21.7 million in the third quarter of fiscal year 2017.

Net Income:

•                  GAAP net income was $39.2 million, which includes a non-cash income tax benefit of $18.5 million, primarily related to the release of substantially all of the valuation allowance against deferred tax assets. This compares to a net income of $14.8 million for the third quarter of fiscal year 2017. Net income per share was $0.71 for the third quarter of fiscal year 2018 based on 55.0 million diluted weighted average common shares outstanding. Net income per share was $0.27 for the third quarter of fiscal year 2017, based on 54.0 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $35.8 million compared to Adjusted EBITDA of $26.8 million in the third quarter of fiscal year 2017.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $129.5 million at the end of the quarter.

•                  Cash flow from operations for the third quarter of fiscal year 2018 was $35.2 million compared to $27.9 million for the third quarter of fiscal year 2017.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 3, 2018, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2018 as indicated below.

Fourth Quarter 2018:

•                  Total revenue is expected to be in the range of $92.6 million to $93.6 million.

•                  Adjusted EBITDA is expected to be in the range of $14.0 million to $15.0 million.

Fiscal Year 2018:

•                  Total revenue is expected to be in the range of $373.5 million to $374.5 million.

•                  Adjusted EBITDA is expected to be in the range of $79.6 million to $80.6 million.

We are unable to reconcile forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter fiscal year 2018 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 5298897. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, and acquisition-related costs. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and acquisition-related costs. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises.  Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and acquisition-related costs. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool.

Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Acquisition-related costs: Includes legal, accounting and other professional fees as well as various other costs directly associated with acquisitions.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; potential adverse tax consequences to Paylocity as a result of the recently enacted Federal Tax Cut and Jobs Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 11, 2017.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	March 31,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$103,468	$129,530
Accounts receivable, net	2,040	3,384
Prepaid expenses and other	14,879	16,921

Total current assets before funds held for clients	120,387	149,835
Funds held for clients	942,459	1,347,522

Total current assets	1,062,846	1,497,357
Long-term prepaid expenses	1,535	1,022
Capitalized internal-use software, net	17,394	20,002
Property and equipment, net	40,756	50,380
Intangible assets, net	8,907	13,457
Goodwill	6,003	9,754
Deferred income tax assets, net	—	18,906
Total assets	$1,137,441	$1,610,878

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,046	$2,371
Accrued expenses	30,301	35,474

Total current liabilities before client fund obligations	32,347	37,845
Client fund obligations	942,459	1,347,522

Total current liabilities	974,806	1,385,367
Deferred rent	14,621	20,963
Deferred income tax liabilities, net	401	—

Total liabilities	$989,828	$1,406,330
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2017 and March 31, 2018	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2017 and March 31, 2018; 51,738 shares issued and outstanding at June 30, 2017 and 52,649 shares issued and outstanding at March 31, 2018	52	53
Additional paid-in capital	192,837	209,791
Accumulated deficit	(45,276)	(5,125)
Accumulated other comprehensive loss	—	(171)
Total stockholders’ equity	$147,613	$204,548
Total liabilities and stockholders’ equity	$1,137,441	$1,610,878

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2017	2018	2017	2018
Revenues:
Recurring fees	$85,314	$105,857	$212,581	$264,443
Interest income on funds held for clients	1,041	2,719	2,489	6,119
Total recurring revenues	86,355	108,576	215,070	270,562
Implementation services and other	3,918	4,831	8,879	10,349
Total revenues	90,273	113,407	223,949	280,911
Cost of revenues:
Recurring revenues	22,436	26,982	62,255	76,711
Implementation services and other	9,646	11,670	28,569	33,740
Total cost of revenues	32,082	38,652	90,824	110,451
Gross profit	58,191	74,755	133,125	170,460
Operating expenses:
Sales and marketing	21,242	26,004	56,988	68,782
Research and development	6,969	9,058	21,492	27,227
General and administrative	15,100	19,228	43,915	53,338
Total operating expenses	43,311	54,290	122,395	149,347
Operating income	14,880	20,465	10,730	21,113
Other income (expense)	(47)	215	(4)	465
Income before income taxes	14,833	20,680	10,726	21,578
Income tax expense (benefit)	32	(18,497)	164	(18,573)
Net income	$14,801	$39,177	$10,562	$40,151
Other comprehensive loss, net of tax
Unrealized losses on securities, net of tax	—	(61)	—	(171)
Total other comprehensive loss, net of tax	—	(61)	—	(171)
Comprehensive income	$14,801	$39,116	$10,562	$39,980

Net income per share:
Basic	$0.29	$0.74	$0.21	$0.77
Diluted	$0.27	$0.71	$0.20	$0.73
Weighted-average shares used in computing net income per share:
Basic	51,447	52,615	51,353	52,334
Diluted	54,002	55,030	53,987	54,717

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended March 31,		Nine months ended March 31,
	2017	2018	2017	2018
Cost of revenue - recurring	$514	$763	$1,719	$2,253
Cost of revenue - implementation services and other	373	394	1,094	1,228
Sales and marketing	1,750	1,593	5,044	5,856
Research and development	831	983	2,608	3,036
General and administrative	2,950	3,959	8,798	10,820
Total	$6,418	$7,692	$19,263	$23,193

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended March 31,
	2017	2018
Cash flows from operating activities:

Net income	$10,562	$40,151
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	18,695	21,891
Depreciation and amortization expense	14,685	20,640
Deferred income tax expense (benefit)	127	(18,603)
Provision for doubtful accounts	47	149
Net accretion of discounts and amortization of premiums on available-for-sale securities	—	(234)
Net realized losses on sales of available-for-sales securities	—	2
Loss on disposal of equipment	225	160
Changes in operating assets and liabilities:
Accounts receivable	(543)	(1,278)
Prepaid expenses and other	(1,802)	(1,678)
Accounts payable	(145)	429
Accrued expenses	1,484	1,762
Tenant improvement allowance	—	5,952
Net cash provided by operating activities	43,335	69,343

Cash flows from investing activities:
Purchases of available-for-sale securities from funds held for clients	—	(126,223)
Proceeds from sales and maturities of available-for-sale securities from funds held for clients	—	51,292
Net change in funds held for clients’ cash and cash equivalents	69,281	(328,462)
Capitalized internal-use software costs	(10,073)	(11,442)
Purchases of property and equipment	(13,916)	(9,374)
Lease allowances used for tenant improvements	—	(7,086)
Acquisition of business, net of cash acquired	—	(8,346)
Net cash provided by (used in) investing activities	45,292	(439,641)

Cash flows from financing activities:
Net change in client fund obligations	(69,281)	403,375
Proceeds from employee stock purchase plan	1,823	2,045
Taxes paid related to net share settlement of equity awards	(6,215)	(9,060)
Net cash provided by (used in) financing activities	(73,673)	396,360
Net Change in Cash and Cash Equivalents	14,954	26,062
Cash and Cash Equivalents—Beginning of Period	86,496	103,468
Cash and Cash Equivalents—End of Period	$101,450	$129,530
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchase of property and equipment and internal —use software, accrued but not paid	$1,714	$2,832
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes, net of refunds	$41	$17

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended March 31,		Nine months Ended March 31,
	2017	2018	2017	2018
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$58,191	$74,755	$133,125	$170,460
Amortization of capitalized internal-use software costs	2,573	3,655	6,207	10,358
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	887	1,157	2,813	3,481
Adjusted gross profit	$61,651	$79,567	$142,145	$184,299

	Three months Ended March 31,		Nine months Ended March 31,
	2017	2018	2017	2018
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$86,355	$108,576	$215,070	$270,562
Cost of recurring revenues	22,436	26,982	62,255	76,711
Recurring gross profit	63,919	81,594	152,815	193,851
Amortization of capitalized internal-use software costs	2,573	3,655	6,207	10,358
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	514	763	1,719	2,253
Adjusted recurring gross profit	$67,006	$86,012	$160,741	$206,462

	Three months Ended March 31,		Nine months Ended March 31,
	2017	2018	2017	2018
Reconciliation from operating income to non-GAAP operating income:
Operating income	$14,880	$20,465	$10,730	$21,113
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	6,418	7,692	19,263	23,193
Amortization of acquired intangibles	380	358	1,142	1,076
Acquisition-related costs	—	191	—	191
Non-GAAP operating income	$21,678	$28,706	$31,135	$45,573

	Three months Ended March 31,		Nine months Ended March 31,
	2017	2018	2017	2018
Reconciliation from net income to Adjusted EBITDA:
Net income	$14,801	$39,177	$10,562	$40,151
Interest expense	—	—	—	—
Income tax expense (benefit)	32	(18,497)	164	(18,573)
Depreciation and amortization expense	5,582	7,202	14,685	20,640
EBITDA	20,415	27,882	25,411	42,218
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	6,418	7,692	19,263	23,193
Acquisition-related costs	—	191	—	191
Adjusted EBITDA	$26,833	$35,765	$44,674	$65,602

	Three months Ended March 31,		Nine months Ended March 31,
	2017	2018	2017	2018
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$21,242	$26,004	$56,988	$68,782
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,750	1,593	5,044	5,856
Non-GAAP Sales and Marketing	$19,492	$24,411	$51,944	$62,926

	Three months Ended March 31,		Nine months Ended March 31,
	2017	2018	2017	2018
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$6,969	$9,058	$21,492	$27,227
Capitalized internal-use software costs	3,794	4,296	10,073	11,442
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	831	983	2,608	3,036
Non-GAAP Total Research and Development	$9,932	$12,371	$28,957	$35,633

	Three months Ended March 31,		Nine months Ended March 31,
	2017	2018	2017	2018
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$15,100	$19,228	$43,915	$53,338
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,950	3,959	8,798	10,820
Amortization of acquired intangibles	380	358	1,142	1,076
Acquisition-related costs	—	191	—	191
Non-GAAP General and Administrative	$11,770	$14,720	$33,975	$41,251